UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number)

5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)		90016 (Zip Code)

Registrant’s telephone number, including area code: (424) 202-6944

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of a Director

On March 25, 2009, the Board of Directors (the “Board”) of OriginOil, Inc. (the “Company”) appointed Adam Meislik to the Board to fill a vacancy created by the resignation of another director.  Mr. Meislik will serve a term expiring at the next annual meeting or until his successor is elected and qualified.

Mr. Meislik is the founder of Onionomics LLC and has served as its Managing Director since its inception in March 2008.  Onionomics LLC is a consulting firm that specializes in providing companies and stakeholders with crucial management and leadership expertise by evaluating advantage, assessing competitive environments and identifying industry trends and how they relate to capital formation and liquidity.  Prior to founding Onionomics LLC, he was a Managing Director of Investment Banking at Salem Partners LLC.  From 1996 to 2005, Mr. Meislik worked for CIBC World Markets where he led its West Coast software investment banking practice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

Date: March 25, 2009	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry
Title: Chief Executive Officer